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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Telenetics Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-95643, 333-84125, 333-42218, 333-57334 and
333-59830) and the Registration Statement on Form S-8 (No. 333-85027) of our report dated March 30, 2001, except as to Note 16 which is as of May 21, 2001, relating to the financial statements of Telenetics Corporation appearing in Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

                                                         /s/ BDO SEIDMAN, LLP
                                                         --------------------
                                                             BDO SEIDMAN, LLP

Orange County, California
June 14, 2001